Exhibit 99.1

Anaplan Delivers Third Quarter Fiscal 2019 Results

•	Subscription Revenue grew 42% year-over-year

•	Dollar-Based Net Expansion Rate of 124%

SAN FRANCISCO, CA, November 28, 2018 — Anaplan Inc. (NYSE:PLAN), a pioneer in Connected Planning, today announced financial results for its fiscal third quarter ended October 31, 2018.

“For our first quarter as a public company, we are very pleased with our results. It is clear that we are leading the Connected Planning category and it is making an impact as we are seeing impressive customer economics,” said Frank Calderoni, chief executive officer at Anaplan. “Our customers are telling us how much they value our platform for faster, better decision-making, and they continue to innovate with us for expanded use across their organizations.”

Third Quarter Fiscal 2019 Financial Results

•	Revenue: Total revenue was $62.0 million, an increase of 40% year-over-year. Subscription revenue was $54.4 million, an increase of 42% year-over-year.

•	Calculated Billings: $72.0 million, an increase of 43% year-over-year.

•

Operating Loss: GAAP operating loss was $37.1 million or 59.8% of total revenue, compared to $10.2 million in the third quarter of fiscal 2018 or 23.2% of total revenue. Non-GAAP operating loss was $18.3 million, or 29.5% of total revenue, compared to $8.3 million in the third quarter of fiscal 2018, or 18.7% of total revenue.

•	Cash and Cash Equivalents: $374.2 million as of October 31, 2018.

Financial Outlook

The Company is providing the following guidance for its fiscal fourth quarter 2019 and its full fiscal year 2019.

•	Fourth Quarter Fiscal 2019: Total revenue is expected to be between $63.0 and $64.0 million and non-GAAP operating margin is expected to be between negative 33% to 35%.

•	Full Year Fiscal 2019: Total revenue is expected to be between $234.5 to $235.5 million and non-GAAP operating margin is expected to be approximately negative 34%.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures, definitions of our operating metrics and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.

Recent Highlights

•	Anaplan announced the release of an IFRS 17 General Insurance application, developed in exclusive partnership with Deloitte.

•	Anaplan and Wipro announced a partnership to deliver a one-click Enterprise Performance Management (EPM) migration solution from on-premise to the cloud-based Anaplan platform.

•	Anaplan was named to the Forbes 2018 Cloud 100 for the third consecutive year.

•	Anaplan named to Deloitte’s 2018 Technology Fast 500™ list of Fastest Growing Companies.

•	Anaplan announced the findings of the inaugural annual State of Connected Planning Survey that identifies the key success factors and risks for Connected Planning success.

Webcast and Conference Call Information

Anaplan will host a conference call for investors on November 28, 2018 at 6:00 a.m. Pacific Time and 9:00 a.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investors.anaplan.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (877) 823-8690 or, for international callers, (647) 689-4061 with conference ID 9790536. An audio replay will be available shortly after the call and can be accessed by dialing (800) 585-8367 or, for international callers (416) 621-4642. The passcode for the replay is 9790536. The replay will be available through December 5, 2018.

About Anaplan

Anaplan (NYSE: PLAN) is pioneering the category of Connected Planning. Our platform, powered by our proprietary Hyperblock technology, purpose-built for Connected Planning, enables dynamic, collaborative, and intelligent planning. Large global enterprises use our solution to connect people, data, and plans to enable real-time planning and decision-making in rapidly changing business environments to give our customers a competitive advantage. Based in San Francisco, we have over 20 offices globally, 175 partners, and more than 1,000 customers worldwide.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including all statements other than statements of historical fact contained in this press release and, in particular, the quotations from management, financial outlook and earnings guidance, statements about our customers’ continued expansion of use cases, statements about the Company’s plans, strategies and prospects, estimates of enterprise cloud-market growth, market demand, competitive position, current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs. These statements identify prospective information and may include words such as “expects,” “intends,” “continue,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “should,” “may,” “will,” or the negative version of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: we have a limited history of operating at our current scale and under our current strategy, which makes it difficult to predict our future operating results, and we may not achieve our expected operating results in the future; due to our history of net losses, we anticipate increasing our operating expenses in the future, and we do not expect to be profitable for the foreseeable future; our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business; because we derive substantially all of our revenue from a single software platform, failure of our Connected Planning solutions in general and our platform in particular to satisfy customer demands or to achieve increased market acceptance would adversely affect our business, results of operations, financial condition, and growth prospects; if we are unable to attract new customers, both domestically and internationally, the growth of our revenue will be adversely affected and our business may be harmed; our business depends substantially on our customers renewing their subscriptions and expanding their use of our platform and failure to achieve renewals and expansions may result in a material adverse effect on our business operations; the markets in which we participate are intensely competitive, and if we do not compete effectively, our business and operating results could be adversely affected; if we experience a security incident, our platform may be perceived as not being secure, our reputation may be harmed, customers may reduce the use of or stop using our platform, we may incur significant liabilities, and our business could be materially adversely affected; real or perceived errors, failures, bugs, service outages, or disruptions in our platform could adversely affect our reputation and harm our business; we have experienced rapid growth in recent periods and expect to continue to invest in our growth for the foreseeable future; if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service, or adequately address competitive challenges; we could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand; our global operations and sales to customers outside the United States or with international operations subject us to risks inherent in international operations that can harm our business, results of operations, and financial condition; the lack of a prior public market for our common stock; and the uncertainty in and volatility of the broader stock market generally or the stock price of our common stock specifically may result in shareholders not being able to resell their shares at or above the price at which they purchased shares. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s prospectus dated October 11, 2018 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act, the “Risk Factors” section, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made. The information contained in, or that can be accessed through, Anaplan’s website and social media channels are not part of this press release.

Investor Contact:

Edelita Tichepco

investors@anaplan.com

Media Contact:

Hannah Cho

press@anaplan.com

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Revenue:
Subscription revenue	$54,366	$38,214	$148,905	$102,018
Professional services revenue	7,648	5,975	22,487	19,990

Total revenue	62,014	44,189	171,392	122,008
Cost of revenue:
Cost of subscription revenue (1)	9,341	5,654	25,915	12,436
Cost of professional services revenue (1)	7,904	9,590	21,321	26,993

Total cost of revenue	17,245	15,244	47,236	39,429
Gross profit	44,769	28,945	124,156	82,579
Operating expenses:
Research and development (1)	11,672	7,596	35,521	22,805
Sales and marketing (1)	45,699	24,167	123,621	66,481
General and administrative (1)	24,454	7,419	47,324	19,436

Total operating expenses	81,825	39,182	206,466	108,722

Loss from operations	(37,056)	(10,237)	(82,310)	(26,143)
Interest income, net	314	30	439	75
Other expense, net	(602)	(1,048)	(1,242)	(757)

Loss before income taxes	(37,344)	(11,255)	(83,113)	(26,825)
Provision for income taxes	(617)	(515)	(2,077)	(924)

Net loss	$(37,961)	$(11,770)	$(85,190)	$(27,749)

Net loss per share attributable to common stockholders, basic and diluted	$(0.82)	$(0.60)	$(2.80)	$(1.50)

Weighted-average shares used in computing net loss per share	46,085	19,530	30,416	18,472

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$231	$38	$369	$70
Cost of professional services revenue	260	161	378	443
Research and development	1,036	179	1,572	521
Sales and marketing	3,992	863	6,028	2,558
General and administrative	13,194	667	15,266	1,743

Total stock-based compensation expense	$18,713	$1,908	$23,613	$5,335

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	October 31, 2018	January 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$374,197	$110,898
Accounts receivable, net	60,741	66,061
Deferred commissions, current portion	13,448	9,101
Prepaid expenses and other current assets	10,235	12,014

Total current assets	458,621	198,074
Property and equipment, net	42,789	18,321
Deferred commissions, net of current portion	29,312	21,568
Restricted cash	—	6,128
Other noncurrent assets	2,030	2,656

TOTAL ASSETS	$532,752	$246,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,744	$6,417
Accrued expenses	41,517	26,685
Deferred revenue, current portion	118,427	101,047

Total current liabilities	168,688	134,149
Deferred revenue, net of current portion	322	239
Other noncurrent liabilities	11,853	720

TOTAL LIABILITIES	180,863	135,108

Stockholders’ equity:
Convertible preferred stock	—	7
Common stock	12	3
Accumulated other comprehensive loss	(2,360)	(1,982)
Additional paid-in capital	651,647	325,831
Accumulated deficit	(297,410)	(212,220)

TOTAL STOCKHOLDERS’ EQUITY	351,889	111,639

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$532,752	$246,747

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,961)	$(11,770)	$(85,190)	$(27,749)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,483	1,992	8,920	5,200
Amortization of deferred commissions	2,951	1,994	8,117	5,256
Stock-based compensation	18,713	1,908	23,613	5,335
Loss on disposal of property and equipment	—	—	457	17
Changes in operating assets and liabilities:
Accounts receivable, net	(7,212)	(3,245)	3,249	(6,021)
Prepaid expenses and other current assets	(169)	(2,299)	1,755	(2,618)
Other noncurrent assets	3,187	(225)	410	(1,298)
Deferred commissions	(8,748)	(3,783)	(21,382)	(10,128)
Accounts payable and accrued expenses	(961)	(1,952)	7,462	(537)
Deferred revenue	12,353	5,914	21,741	15,002
Other noncurrent liabilities	144	(145)	933	(437)

Net cash used in operating activities	(14,220)	(11,611)	(29,915)	(17,978)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,126)	(1,577)	(13,545)	(7,927)
Capitalized internal-use software	(1,985)	(1,432)	(5,364)	(4,169)

Net cash used in investing activities	(3,111)	(3,009)	(18,909)	(12,096)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	281,813	—	281,813	—
Proceeds from issuance of common stock in private placement	20,000	—	20,000	—
Proceeds from exercise of stock options	2,700	520	5,576	1,744
Proceeds from repayment of promissory notes	1,408	—	1,644	1,110
Payment of exercise of warrants	12	—	12	—
Principal payments on capital lease obligations	(672)	—	(818)	—

Net cash provided by financing activities	305,261	520	308,227	2,854
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(691)	42	(2,232)	656

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	287,239	(14,058)	257,171	(26,564)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - Beginning of period	86,958	68,399	117,026	80,905

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - End of period	$374,197	$54,341	$374,197	$54,341

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(Unaudited)

	Three Months Ended
	October 31, 2018	October 31, 2017
Revenue	$62,014	$44,189
GAAP operating loss	$(37,056)	$(10,237)
Stock-based compensation	18,713	1,908
Amortization of acquired intangibles	53	53

Non-GAAP operating loss	$(18,290)	$(8,276)

GAAP operating margin %	-59.8%	-23.2%
Stock-based compensation %	30.2%	4.3%
Amortization of acquired intangibles %	0.1%	0.2%

Non-GAAP operating margin %	-29.5%	-18.7%

GAAP net loss	$(37,961)	$(11,770)
Stock-based compensation	18,713	1,908
Amortization of acquired intangibles	53	53

Non-GAAP net loss	$(19,195)	$(9,809)

GAAP net loss per share, basic and diluted	$(0.82)	$(0.60)
Stock-based compensation	0.41	0.10
Amortization of acquired intangibles	0.00	0.00
Impact of difference in number of GAAP and non-GAAP shares	0.23	0.39

Non-GAAP net loss per share	$(0.18)	$(0.11)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	46,085	19,530
Weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance	57,605	68,155
Weighted average effect of the assumed vesting of restricted stock unit from the date of issuance	1,680	—

Shares used to compute Non-GAAP net loss per share	105,370	87,685

GAAP net cash used in operating activities	$(14,220)	$(11,611)
Purchase of property and equipment	(1,126)	(1,577)
Capitalized internal-use software	(1,985)	(1,432)

Non-GAAP free cash flow	$(17,331)	$(14,620)

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The non-GAAP financial information is presented for supplemental informational purposes only, and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The non-GAAP measures presented here may be different from similarly-titled non-GAAP measures used by other companies.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures, when viewed collectively with the GAAP measures, may be helpful to investors because they provide consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Internal-use software. We include capitalization and the subsequent amortization of internal-use software, which is a non-cash expense, in certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that including the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

Purchase of property and equipment. We include purchase of property and equipment in certain of our non-GAAP financial measures, such as free cash flow. Our management reviews cash flows generated from operations after taking into consideration capital expenditures such as purchase of property and equipment as these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

Annual recurring revenue (ARR) is calculated as subscription revenue already booked and in backlog that will be recorded over the next 12 months, assuming any contract expiring in those 12 months is renewed and continues on its existing terms and at its prevailing rate of utilization.

Dollar-based Net Expansion Rate is calculated as the ARR at the end of a period for the base set of customers from which we had ARR in the year prior to the calculation, divided by the ARR one year prior to the date of calculation for that same customer base.

Calculated Billings is defined as revenue plus the change in deferred revenue.